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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ___________

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                   NNG, INC.
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                         95-4840775
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

1840 Century Park East, Los Angeles, CA                       90067
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(Address of Principal Executive Offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                    Each Class is to be Registered
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 Series B Preferred Stock, par value $1.00             New York Stock Exchange
                per share
--------------------------------------------   ---------------------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-54800
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
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                                (Title of Class)

                                       1
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     In response to this item, incorporated by reference is the description of the Series B Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of NNG, Inc. ("Registrant") contained under the captions "Summary - The NNG Preferred Stock" and "Description of NNG Capital Stock - Series B Preferred Stock" in the Offer to Purchase or Exchange dated February 1, 2001 (the "Offer") that forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-54800) as amended pursuant to Amendment No. 1 thereto dated March 5, 2001 (as amended from time to time, the "Registration Statement"). To the extent such descriptions are subsequently amended, the descriptions as subsequently amended are hereby incorporated by reference to this item.


Item 2.  Exhibits
         --------

         1. Amended and Restated Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

          2. Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

          3. Form of Certificate of Designations, Preferences and Rights of Series B Preferred Stock, incorporated herein by reference to
               Exhibit 4.2 to the Registration Statement.

          4.   Form of Preferred Stock Certificate of Registrant.

          5. The descriptions of the Series B Preferred Stock of the Registrant contained under the caption "Summary - The NNG Preferred Stock" beginning on page 5 of the Offer and the under the caption "Description of NNG Capital Stock - Series B Preferred Stock" beginning on page 71 of the Offer, as amended are incorporated herein by reference from the Registration Statement. If such descriptions are subsequently amended, the descriptions as subsequently amended are hereby incorporated by reference to this item.
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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                              NNG, INC.


Date:  March 27, 2001         By: /s/ John H. Mullan
                                 ---------------------------------
                                 Name:  John H. Mullan
                                 Title:  Corporate Vice President, Secretary
                                         and Associate General Counsel


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                                 EXHIBIT INDEX

Exhibit Number                    Description

     1. Amended and Restated Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

     2.   Restated Bylaws of Registrant, incorporated herein by reference to
          Exhibit 3.2 to the Registration Statement.

     3. Form of Certificate of Designations, Preferences and Rights of Series B Preferred Stock, incorporated herein by reference to Exhibit 4.2 to the Registration Statement.

     4.   Form of Preferred Stock Certificate of Registrant.

     5. The descriptions of the Series B Preferred Stock of the Registrant contained under the caption "Summary- The NNG Preferred Stock" beginning on page 5 of the Offer and the under the caption "Description of NNG Capital Stock-Series B Preferred Stock" beginning on page 71 of the Offer, as amended are incorporated herein by reference from the Registration Statement. If such descriptions are subsequently amended, the descriptions as subsequently amended are hereby incorporated by reference to this item.